Exhibit 1.01

Varian Medical Systems, INC.

CONFLICT MINERALS REPORT

FOR THE YEAR ENDED DECEMBER 31, 2016

This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”).

I.	Overview

a.	Company Overview

Varian Medical Systems, Inc. and its subsidiaries (collectively “Company”) design, manufacture, sell and service hardware and software products for treating cancer with radiotherapy, stereotactic radiosurgery, stereotactic body radiotherapy, and brachytherapy. The Company also designs, manufactures, sells and services X-ray imaging components for use in a range of applications, including radiographic or fluoroscopic imaging, mammography, special procedures, computed tomography, computer-aided diagnostics and industrial applications. In addition, the Company designs, manufactures, sells and services linear accelerators, image processing software and image detection products for security and inspection purposes. The Company also develops, designs, manufactures, sells and services proton therapy products and systems for cancer treatment.

b.	Product Overview

The Company’s operations are currently grouped into two reportable operating segments: Oncology Systems and Imaging Components. The Ginzton Technology Center (“GTC”) and Varian Particle Therapy (“VPT”) business are reflected in the “Other” category because those operating segments do not meet the criteria of a reportable operating segment.

Oncology Systems. The Company’s largest business segment is Oncology Systems, which designs, manufactures, sells and services hardware and software products for treating cancer with conventional radiotherapy and advanced treatments such as intensity-modulated radiation therapy, image-guided radiation therapy, volumetric modulated arc therapy, stereotactic radiosurgery, stereotactic body radiotherapy and brachytherapy, as well as informatics software for information management, clinical knowledge exchange, patient care management, practice management and decision-making support for comprehensive cancer clinics, radiotherapy centers and medical oncology practices.

Imaging Components. The Company’s Imaging Components business segment designs, manufactures, sells and services X-ray imaging components for use in a range of applications, including radiographic or fluoroscopic imaging, mammography, special procedures, computed tomography, computer-aided diagnostics, and industrial applications. The Company provides a broad range of X-ray imaging components including X-ray tubes, flat panel digital image detectors, high voltage connectors, image processing software and workstations, ionization chambers and automatic exposure control systems. The Company’s Imaging Components business segment also designs, manufactures, sells and services security and inspection products, which include Linatron® X-ray accelerators, imaging processing software and image detection products for security and inspection purposes, such as cargo screening at ports and borders and nondestructive examination in a variety of applications.

Other. The “Other” category is comprised of VPT and the operations of the GTC.

VPT develops, designs, manufactures, sells and services products and systems for delivering proton therapy, another form of external beam radiotherapy using proton beams, for the treatment of cancer. GTC develops technologies that enhance the Company’s current businesses or may lead to new business areas, including technology to improve radiation therapy and X-ray imaging, as well as other technology for a variety of applications.

c.	Supply Chain Overview

The Company’s supply chain is complex, and there are multiple tiers between the Company and the mine. The Company relies on the Company’s vendors to provide information on the origin of the conflict minerals contained in components that are included in the Company’s products. The Company validates vendor’s information as complete and reasonable using a check sheet, and any concerns are sent back to the vendor to address.

II.	Reasonable Country of Origin Inquiry (RCOI) and Due Diligence Measures

For reporting year 2016, to identify and assess risk in the supply chain, the Company engaged those vendors who provide the substantial majority of the Company’s components and products of which the Company believes are likely to contain conflict minerals. The Company conducted a supply chain survey of these vendors to determine whether the necessary conflict minerals in components contained in the Company’s products were or were not “DRC conflict free” (as defined in the Rule). The survey requested vendors to identify smelters and refiners and country of origin of the conflict minerals they provide to the Company.

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD 2011) and related Supplements for tantalum, tin, tungsten and gold (“3TG”). In accordance with the OECD 5 Step Framework, the Company’s due diligence exercise included:

(1)	Establish strong company management systems

The Company’s conflict minerals team is organized by the Legal Department, and includes key members of the Global Supply Chain Management team in each business unit worldwide. The Company’s requirements for vendor conflict minerals management are contained in the Company’s vendor training material. This team planned and executed the due diligence methods necessary to complete a RCOI, determined the risk associated with the use of conflict minerals, established steps to mitigate risks, and reported on supply chain due diligence. To assist in completing these due diligence actions, the Company became a member of the Conflict Free Sourcing Initiative (CFSI member ID VARI), which is a consortium of companies who are working together to achieve the objective of investigating and mitigating risk associated with the sourcing of conflict minerals in their products.

(2)	Identify and assess risks in the supply chain

The Company identified 375 vendors to be in-scope, based on the probability of 3TG in their products, and the Company requested a completed Conflict Minerals Reporting Template (CMRT) from all the in-scope vendors. The Company received 290 CMRTs, which represent approximately 75% of in-scope vendors, including the names and locations of smelters and refiners which process conflict minerals used in components provided by the Company’s vendors. The Company evaluated the information collected, including subjecting the results to a quality review. If discrepancies, errors, or omissions were identified, the response for that vendor was deemed incomplete and was returned for correction by the vendor. The Company reviewed and compared the responses with other information in the Company’s possession and, where appropriate, made further inquiries of the Company’s vendors. The Company contacted vendors that did not respond by a specified date and sent reminder emails requesting their responses.

(3)	Design a Strategy to Respond to Identified Risk in the Supply Chain.

The Company completes a risk assessment after collecting data from the in-scope vendors to identify Supply Chain risks incurred during the current reporting year. Supply Chain risks include risk associated with each vendor and the risk associated with each smelter or refiner (SOR) identified by the vendors CFSI RCOI Data and CFSI Smelter Database data is used extensively to determine appropriate risk mitigation factors For each risk factor a course of action is determined, and risk mitigation actions are provided to vendors when the CMRT is requested. The risk factors identified during this process are subsequently managed by the Varian risk management system, and appropriately acted upon.

(4)	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.

The Company makes financial contributions to the CFSI who manages independent third party auditors who audit 3TG SORs. The results of these audits are reviewed by the CFSI and accepted and made available in a database for members to use. The Company relies on the results of these independent third party audits. The Company also cooperates with other members of the CFSI to identify SORs who require additional investigation or audit to determine whether they are a true SOR, what is the country of origin of conflict minerals processed by the SOR, and whether the SOR is conflict free. The Company contributes thought leadership by participating in the activities of a number of CFSI sub-committees.

(5)	Report on supply chain due diligence.

This Conflict Minerals Report constitutes the Company’s annual report on the Company’s 3TG due diligence, is filed with the SEC, and is available on the Company’s website at https://www.varian.com/about-varian/citizenship.

III.	Improvements Planned

(1)	Continuously communicate the Company’s expectation on conflict minerals to vendors based on identified risks

(2)	Work with vendors who distribute other company’s goods to obtain a list of manufacturers and CMRTs, and improve the quality of RCOI data coming from those sources

(3)	Work with vendors from countries outside US SEC jurisdiction to improve the quality of data

(4)	Continue to improve the response rate of vendors

IV.	Determination

The Company relies on its vendors to obtain complete and accurate conflict minerals information and cannot guarantee the complete accuracy of all data. However, the Company worked in good faith to achieve a reasonable level of accuracy and completeness.

The Company’s due diligence identified 298 SORs which have been identified as SORs per the Conflict Free Sourcing Program (CFSP) definitions by the CFSI (see Appendix A). The CFSP is a set of protocols maintained and used by the CFSI and member companies cooperating on due diligence and country of origin inquiry. The CFSI has performed independent third party audits on many of these SORs and is pursuing audits for the remaining SORs. The Company is working in coordination with other members of the CFSI by providing the CFSI the SORs used in the Company’s supply chain which require additional investigation or audit to confirm true SORs, country of origin, and conflict free status.

Facilities Used to Process Necessary Conflict Minerals Used in In-Scope Products: While Company has conducted a thorough due diligence and worked closely with its vendors to survey the conflict minerals supply chain (as described above), Company is not able to identify with reasonable certainty all facilities used to process necessary conflict minerals used in in-scope products. However, based on the information acquired through the due diligence process, Company believes that the facilities that may have been used to process the 3TG necessary to the functionality of production of in-scope products include the smelters and refiners listed in Appendix A.

Information About Country of Origin of Necessary Conflict Minerals Used in In-Scope Products: While Company has conducted a thorough due diligence and worked closely with its vendors to survey the supply chain (as described above), Company is not able to determine with reasonable certainty the countries of origin of 3TGs used in all in-scope products or whether the 3TG in all in-scope products are from recycled or scrap sources.

However, Company has so far identified the countries of origin shown in the following table:

Conflict Mineral	Countries of Origin
Gold	Australia, Brazil, Chile, Kazakhstan, South Korea, Canada, Switzerland, Belgium, Bolivia, United States, China, France, Germany, Hong Kong, India, Indonesia, Papua New Guinea, Argentina, Peru, Italy, Japan, Kazakhstan, Mexico, Netherlands, Philippines, Poland, Russian Federation, Singapore, Taiwan, Thailand, Zimbabwe

Tantalum	Australia, Canada, Bolivia, Brazil, Burundi, Ethiopia, India, Mozambique, Namibia, Nigeria, Rwanda, Sierra Leone, Zimbabwe, Austria, China, Germany, Japan, Thailand, Kazakhstan, Mexico, Russian Federation, United States, Estonia, Democratic Republic of the Congo*

Tin	Australia, Belgium, Bolivia, Brazil, Canada, China, Indonesia, Malaysia, Peru, Czech Republic, France, Germany, Hong Kong, Japan, Malaysia, Philippines, Russian Federation, Singapore, South Korea, Switzerland, Taiwan, Thailand, United Kingdom, United States, Vietnam, Democratic Republic of the Congo*

Tungsten	Australia, Bolivia, Brazil, Canada, Colombia, United States, Mexico, Nigeria, Russian Federation, Rwanda, Spain, Thailand, Vietnam, Portugal, Austria, Peru, China, Germany, India, Japan, South Korea, Vietnam

*The reported tantalum from the DRC came from 8 smelters all of which have been audited and validated as “compliant” by the Conflict-Free Sourcing Initiative (CFSI), which is internationally recognized for conflict free validation audits. The reported tin from the DRC came from a smelter which has been audited and validated as “compliant” by the CFSI.

Information about Efforts to Determine Mine or Location of Origin: The description of Company’s due diligence exercise set forth above under the heading “Reasonable Country of Origin (RCOI) and Due Diligence Measures” covers Company’s efforts to determine the mine or location of origin with the greatest possible specificity.

Appendix A: Smelter and Refiner List

Metal	Standard Smelter Name	Smelter Country	Smelter Id
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157

Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF (South Korea)	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF (South Korea)	CID000359
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF (South Korea)	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asahi Refining Canada Limited	CANADA	CID000924

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF (South Korea)	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322

Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF (South Korea)	CID001555
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF (South Korea)	CID001562
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938

Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Torecom	KOREA, REPUBLIC OF (South Korea)	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563

Gold	Sudan Gold Refinery[1]	SUDAN	CID002567
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	Korea Zinc Co. Ltd.	KOREA, REPUBLIC OF (South Korea)	CID002605
Gold	SAAMP	FRANCE	CID002761
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869

1 The Company notes that Section 538.410 of the Sudanese Sanctions Regulations (SSR), 31 CFR Part 538, does not prohibit imports into the United States of products containing Sudanese-origin raw materials that have been incorporated into manufactured products or that otherwise have been substantially transformed in a third country.  Moreover, since January 17, 2017, Section 538.540 of the SSR authorizes all Sudan-related transactions previously prohibited by the SSR.

Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	E.S.R. Electronics	UNITED STATES	CID002590
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CHINA	CID000228
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278

Tin	Alpha	UNITED STATES	CID000292
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	PT Justindo	INDONESIA	CID000307
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	INDONESIA	CID000315
Tin	Dowa	JAPAN	CID000402
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438

Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	Phoenix Metal Ltd.	RWANDA	CID002507

Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	An Thai Minerals Company Limited	VIET NAM	CID002825
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	CID002848
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769

Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	CID002518
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647

Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Philippine Chuangin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF (South Korea)	CID002843
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845